MARKETING AND SALES AGREEMENT
                          -----------------------------

         This Marketing and Sales Agreement ("Agreement") is entered into this 17th day of September, 1997 between Lockwood Publications, Inc., a New York corporation ("Lockwood") and Premium Cigars International, Ltd., an Arizona corporation ("PCI").

                                    RECITALS
                                    --------

         WHEREAS,   Lockwood  is  the  publisher  of  a  magazine  named  "Smoke
Magazine," hereinafter referred to as the "Magazine";

         WHEREAS, Lockwood desires to have the Magazine displayed in retail outlets with PCI's humidors, cigars and cigar-related products (the "PCI Products"); and

         WHEREAS, PCI desires to receive and Lockwood desires to grant to PCI the right to market the Magazine for display with the PCI Products.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lockwood and PCI agree as follows:

         1.       Marketing Rights.

                  a. Right to Market. Lockwood grants to PCI the exclusive right to market the Magazine to all retailers which display or sell the PCI Products in North America (the "Retailers"). During the term of this Agreement, neither Lockwood nor any representatives of Lockwood shall be entitled to market the Magazine to any such Retailers. PCI shall have no duty, right or other obligation to market the Magazine to, or to maintain any relationship with, any Retailer which has discontinued and no longer carries the PCI Products. The parties hereto acknowledge that "Smoke Magazine" is the featured magazine of PCI. However, nothing contained within this Agreement shall limit PCI's right to market, sell or distribute any products, including other magazines, with the PCI Products.

                  b. Right of First Refusal. PCI shall notify Lockwood in writing of its desire to sell the Magazine outside of North America through any entity other than Lockwood. Lockwood shall have thirty (30) days after the receipt of such notice within which to notify PCI if it desires to enter a contract with PCI to sell the Magazine outside of North America.

         2. Commission. PCI shall be entitled to receive commissions based on the number of Magazines sold to Retailers as set forth below:


* Confidential portions omitted and filed
separately with the Commission.
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         a.       Wholesaler Commission. * (the "Wholesaler Commission").

         b.       Standard Commission.  *  (the "Standard Commission"). *

         The  Standard   Commission   and  the   Wholesaler   Commission   shall
collectively be referred to as the "Commissions." The parties acknowledge that the current cover price of the Magazine is $4.99 U.S. / $5.99 Canada.

         3. Payment of Commissions. Commissions shall accrue immediately upon the receipt of a Retailer's order by Lockwood or Lockwood's distributor of the Magazine. All Commissions accrued shall be paid on or before the 30th day after the "on sale date" of each subsequent issue of the Magazine, and such payments shall be accompanied by a statement setting forth the number of units sold and the number of units refunded or credited for that prior issue of the Magazine. The "on sale date" shall mean the first business day an issue of the Magazine is offered for sale to the general public through Retailers. If Lockwood refunds or grants a credit for the sale of any of the Magazines, no Commission shall be paid by Lockwood to PCI for such sale. If the Commission for such sale has already been paid by Lockwood to PCI, the amount of the Commission payment shall be deducted from future Commission payments thereafter payable to PCI. If no further Commissions are thereafter payable to PCI, such payment shall be returned to Lockwood.

         4. Additional Compensation. In addition to the Commissions and in order to entice PCI to enter into this Agreement, Lockwood agrees to provide the following:

                  a.        *

                  b.        *

         5. Delivery. Lockwood shall use its best efforts to fill all orders and deliver the Magazine through Curtis Circulation or another reliable common carrier, at Lockwood's sole expense, in a timely fashion. Prior to the print order due date, PCI shall provide to Lockwood an estimate of the number of Magazines to be sold by or through PCI for such issue of the Magazine. The parties hereto acknowledge that no assurance can be given as to the accuracy of such estimate.

         6. Term. Subject to the terms set forth in paragraph 7 herein, the term of this Agreement shall be for two (2) years from the date hereof and shall automatically be renewed annually for three (3) additional one year periods, unless one hundred twenty days (120) days prior to the expiration of the applicable term one party notifies the other party in writing that it intends to terminate this Agreement. The parties acknowledge that, in the event a Retailer should cancel its contract with PCI for maintaining a humidor in its store, upon such cancellation any obligation or duties owed by PCI to Lockwood would terminate as to such store.


* Confidential portions omitted and filed
separately with the Commission.
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         7.       Early Termination of This Agreement.

                  a. Termination by PCI. PCI shall have the absolute right to terminate this Agreement upon delivery of written notice to Lockwood one hundred twenty (120) days prior to termination in the event that PCI determines, in its sole and exclusive discretion, that the Magazine's volume of sales is insufficient to provide PCI with reasonable profitability.

                  b. Termination by Either Party. Lockwood or PCI shall have the right to terminate this Agreement in the event one or more of the following events shall occur, provided the non-defaulting party sends notice of such default to the defaulting party and the defaulting party fails to remedy such breach within thirty (30) days after receipt of such written notice of default:

                           (i) either party makes an assignment  for the benefit
                  of creditors, or a receiver, trustee in bankruptcy, or similar officer is appointed to take charge of all or any part of such party's property or business;

                           (ii) either party is adjudicated bankrupt; or

                           (iii) either party fails to timely perform or observe
                  any of its covenants, duties or obligations hereunder.

                  c. Remedies of the Parties. In the event either party is in default hereunder and such default has not been cured during the applicable cure period, the non-defaulting party may pursue all of its real and equitable rights and remedies against the defaulting party.

         8. Acts Upon Termination. Upon termination of this Agreement, Lockwood agrees that it shall continue to supply all orders from any Retailers for a period of two (2) months (the "Continuation Period"). PCI shall be entitled to a Commission for all sales to Retailers during such Continuation Period.

         9. Indemnification. PCI and Lockwood shall indemnify and hold each other and their respective officers, directors, shareholders, employees, representatives and agents harmless from any loss, damages, expenses (including, without limitation, reasonable attorneys' fees and expenses) resulting from a breach of terms, conditions and covenants hereunder.

         10. Independent Contractor. This Agreement shall in no way be construed to constitute PCI as an agent or employee of Lockwood for any purpose whatsoever, PCI being an independent contractor engaged by Lockwood to perform the services set forth herein.

         11. Confidential Information. The parties recognize that as a result of the relationship with each other, the parties have in the past and may in the future develop, obtain or learn about Confidential Information which is the property of PCI or Lockwood or which PCI or Lockwood

* Confidential portions omitted and filed separately with the Commission.
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is under an  obligation to treat as  confidential.  Each party agrees to use its best efforts and the utmost diligence to guard, protect and keep confidential said Confidential Information, and each party agrees that it will not, during or after the period of this Agreement, use for its own purposes or others any of said Confidential Information which either party may develop, obtain or learn about during or as a result of its relationship with the other party, unless authorized to do so by the other party in writing.

         For the purposes of this Agreement, the term "Confidential Information" shall include but not be limited to the following: customer lists; financial statements or information in any form; marketing strategies; business contacts; business plans; computer software, including all rights under licenses and other contracts relating thereto; all intellectual property including all patents, trademarks, trademark registration and applications, service marks, copyrights, trade secrets, proprietary marketing information and know-how; books and records including lists of customers; credit reports; sales records; price lists; sales literature; advertising material; manuals; processes; technology; or any information of whatever nature which gives to PCI an opportunity to obtain an advantage over their competitors who do not know or use it. The parties acknowledge that the sales numbers set forth in the ABC Auditing Report are reported to Lockwood's members and its affiliates. PCI agrees to cooperate in providing the appropriate sales numbers for an audit. Both parties acknowledge that PCI, as a public company, shall provide notice of this contract in press releases and reports filed with the Securities and Exchange Commission.

         Lockwood and its officers, directors, shareholders, employees, representatives and agents agree that they shall not contact directly or indirectly any of PCI's customers or companies with which PCI does business, or are affiliated with in any way, or any third parties which have any direct or indirect business dealings with PCI without the prior consent of PCI. Notwithstanding the foregoing, PCI gives Curtis Circulation and its wholesalers consent to contact PCI customers in connection with the normal course of business conducted pursuant to the terms of this Agreement.

         12. Notices Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, sent by telefacsimile or sent by

* Confidential portions omitted and filed separately with the Commission.
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registered  mail,  charges  prepaid,  to the parties at the address or facsimile telephone as set forth on the signature page of the Agreement and a copy sent to:

         If Notice sent to PCI
         send a copy to:                Kurt M. Brueckner
                                        Titus, Brueckner & Berry, P.C.
                                        7373 North Scottsdale Road, Suite B-252
                                        Scottsdale, Arizona  85253
                                        (602) 483-9600
                                        Fax: (602) 483-3215

         If Notice sent to Lockwood
         send a copy to:                Peter M. Messer, P.C.
                                        Attorney at Law
                                        21 East 40th Street
                                        New York, New York 10016
                                        (212) 481-5600
                                        Fax (212) 213-9673

         13. Applicable Law. This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of Arizona, and each party irrevocably and unconditionally submits to the exclusive jurisdiction and venue of the courts of Maricopa County, State of Arizona and all courts competent to hear appeals therefrom.

         14. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding on and enforceable by the parties and their respective successors and permitted assigns, as the case may be. Except as provided for herein, neither party shall have the right to assign its rights hereunder, without the prior written consent of the other party.

         15. Amendment and Waivers. No amendment or waiver of any provision of this Agreement shall be binding on either party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise provided.

         16. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not affect or impair the validity, legality or enforceability of the remaining provisions hereof and each provision is hereby declared to be separate, severable and distinct.

         17. Attorneys' Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees and costs.

* Confidential portions omitted and filed
separately with the Commission.
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         18.  Execution  and  Counterparts.  This  Agreement  may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first written above.

"PCI"                                        "LOCKWOOD"
PREMIUM CIGARS INTERNATIONAL, LTD.           LOCKWOOD PUBLICATIONS, INC.


By:   /s/ Steven A. Lambrecht                By:   /s/ Illegible
     --------------------------                   -----------------
Its:   CEO / President                       Its:   President/Publisher
     --------------------                         -----------------------

Address:                                     Address:
15651 North 83rd Way                         130 West 42nd Street
Suite 3                                      New York, NY 10036
Scottsdale, Arizona 85260                    Fax: 212-827-0945
Fax: 602-922-8656


* Confidential portions omitted and filed separately with the Commission.
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